                                                                   EXHIBIT 10.29


                            LEADERSHIP SHARES PLAN
                                      OF
                              LEVI STRAUSS & CO.




                               --CONFIDENTIAL--
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CONTENTS
==========================================================================

This document describes how the Leadership Shares Plan works. It explains:

                                                                    Page
                                                                    ----

 .    The purpose of the Plan;                                         1
 .    Who is eligible to receive an Award Payment under the Plan;      1
 .    How individual Awards are determined;                            2
 .    What a Leadership Share is and how it works;                     3
 .    When and in what form Awards are paid;                           5
 .    What happens in the event of employment termination; and         6
 .    Who administers the Plan                                         9

This is the official Plan document, which contains the exclusive and complete description of the terms of this Plan. The Company reserves the right to amend the Plan from time to time or to terminate the Plan.

Throughout this document, certain terms are capitalized (for example, "Plan" or "Company"). Capitalization indicates that the term is defined in the document with the definition listed in the Glossary at the end of the document.
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LEADERSHIP SHARES PLAN OF LEVI STRAUSS & CO.
===============================================================================


The Leadership Shares Plan of Levi Strauss & Co. (Plan) is a component of the Company's Partners in Performance cash compensation program. It is designed to provide Eligible Employees worldwide with the opportunity to share in the Company's financial success by providing cash payments to them when the Company achieves its long-term financial objectives on a consolidated basis, as measured by Leadership Value Added.


PURPOSE OF THE PLAN

 .    Serve as a single Plan covering Eligible Employees worldwide;

 .    Align Eligible Employee and shareholder interests;

 .    Provide a financial incentive for meeting long-term financial objectives and increasing shareholder value;

 .    Recognize and reward Eligible Employees who make substantial contributions to the Company;

 .    Tie incentive opportunity to external competitive pay practices and internally to the Company's total compensation objectives; and


EFFECTIVE DATE

 .    The Plan starts on the first day of the Company's 1999 fiscal year.


ELIGIBILITY AND PARTICIPATION

 .    All employees in U.S. salary grade 7 and above (or the non-U.S. equivalent, as determined by the Committee) worldwide are automatically eligible to participate, and are Eligible Employees, in the Plan.

 .    Participation in this Plan does not require any sign-up, decision making, investment or contribution of money on the part of an Eligible Employee who receives Leadership Shares (a Participant).

GRANT CYCLE

 .    Each Grant Cycle consists of a five-year Performance Period. The
     Performance Period of the Leadership Shares for an individual Participant may be affected by the Participant's

                                       1
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     employment termination, or by his or her job status change as discussed in this Plan.

 .    A new Grant Cycle begins each fiscal year with a new grant and
     Performance/Award Schedule, which will be used (as described below) to calculate any payments with respect to the Leadership Shares granted in that Grant Cycle.

 .    Each Grant Cycle is identified by its first fiscal year.


DETERMINATION OF LEADERSHIP SHARE GRANTS

 .    Leadership Share grants for Participants are set for each Grant Cycle at the beginning of that Grant Cycle.

 .    The Committee will establish the permissible range of Leadership Share grants for Participants at each Organization Level for the Grant Cycle.

 .    The number of Leadership Shares, if any, granted to each Participant for the Grant Cycle will be within the range for his or her Organization Level as of the first day of the Grant Cycle and will be effective only after it is reviewed and approved by at least two levels of management, the Participant's manager and one level above. An Eligible Employee is not required to receive Leadership Shares for a Grant Cycle.

 .    In the event of a job status change during the first year of a Grant Cycle, such as a new hire or promotion, Leadership Shares (or additional
     Leadership Shares) may be granted to the Eligible Employee or Participant.


FINANCIAL MEASURE, OBJECTIVES, AND LEADERSHIP SHARE VALUES

 .    At the beginning of each Grant Cycle, the Committee will establish the relationship between Leadership Share Value and the Company's possible performance against financial objectives. LVA will be the financial performance measure used to assess the Company's performance. Such relationship shall be incorporated into a Performance Award/Schedule for such Grant Cycle.

 .    There is no maximum value for a Leadership Share.

 .    LVA and Leadership Share Value are expressed in U.S. dollars.


VESTING OF LEADERSHIP SHARES

 .    The Leadership Shares granted in each Grant Cycle vest starting on the last day of the third fiscal year of the Grant Cycle. Vesting is in 33 1/3% increments effective on the last

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     day of the third, fourth and fifth fiscal years of the Grant Cycle (each, a
     "Vesting Date"), respectively, except as otherwise described under the "Termination of Employment . . ." sections below. The chart below summarizes the Leadership Share vesting schedule:

                                            Cumulative
               Last Day of Fiscal Year     Percent Vested
               -----------------------     --------------

                      1                         0%
                      2                         0%
                      3                    33 1/3%
                      4                    66 2/3%
                      5                       100%

 .    For each Participant, the total number of vested Leadership Shares for each
     Grant Cycle is equal to the total number of Leadership Shares granted to the Participant for that Grant Cycle multiplied by the Cumulative Percent Vested.


AWARD PAYMENT

 .    Within a reasonable period of time after each Vesting Date, the Company will make an Award Payment with respect to each Grant Cycle. The Award Payment is the cash payable to a Participant under the Plan. It is determined as follows:

     - first, the Vested Award as of the Vesting Date is calculated by multiplying the number of vested Leadership Shares by the Leadership Share Value.

     - second, the sum of any prior Award Payments already made from the same Grant Cycle will be subtracted from the Vested Award value

 .    Award Payments are calculated and automatically paid to Participants as soon as administratively possible, unless deferred by Participants who are eligible to participate in the (US) Deferred Compensation Plan for Executives.

 .    If Vested Awards should ever be less than the sum of previous Award
     Payments in a Grant Cycle, those Award Payment are not subject to repayment back to the Company.


TERMINATION OF EMPLOYMENT DUE TO RETIREMENT

 .    If a Participant Retires on or after the first Vesting Date of a Grant
     Cycle, the Participant will be eligible to continue vesting and receive Award Payments at the applicable Payment Dates of the Grant Cycle for any outstanding Leadership Shares attributable to that Grant Cycle.

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TERMINATION OF EMPLOYMENT DUE TO DEATH

 .    If a Participant dies on or after the first Vesting Date of a Grant Cycle, the Participant's Leadership Shares attributable to that Grant Cycle will become fully vested on the date of death.

 .    The beneficiary of a Participant who terminates employment due to death will receive a final Award Payment of the Participant's vested Leadership Shares as soon as administratively possible. The Leadership Share Value as of the vesting date preceding the death will be used if death occurs within the first 6 months of the fiscal year. If death occurs in the last 6 months of the fiscal year, the value as of the vesting date following death will be used.


TERMINATION OF PARTICIPATION DUE TO LONG-TERM DISABILITY

 .    If a Participant terminates active plan participation due to an authorized
     Long-term Disability on or after the first Vesting Date of a Grant Cycle, the Participant will be eligible to continue vesting and receive Award Payments at the applicable Payment Dates of the Grant Cycle for any outstanding Leadership Shares attributable to that Grant Cycle.

 .    Notwithstanding the preceding provision of the Plan, a Participant who terminates active plan participation due to Long-term Disability may apply at any time, because of hardship, to the Administrator for an acceleration of vesting for any outstanding Leadership Share grants in which a Participant has already begun to vest and Award Payment of such vested Leadership Shares. The Administrator, at its sole discretion, may grant or deny the application.

 .    If the Administrator approves an accelerated vesting and Award Payment application before the Participant would otherwise be eligible for vesting and Award Payment, the Award Payment will be made as soon as administratively possible after the application is approved using the most recent Leadership ShareValue.


TERMINATION OF EMPLOYMENT BY VOLUNTARY RESIGNATION

 .    A Participant who terminates employment by voluntary resignation will not be eligible for additional Award Payments after the effective termination date.

 .    Notwithstanding the prior statement, if the effective termination date for a Participant who terminates employment by voluntary resignation occurs after a Vesting Date, but prior to the related Award Payment, the Participant is entitled to receive the related Award Payment.

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INVOLUNTARY TERMINATION OF EMPLOYMENT DUE TO LAYOFF

 .    If a Participant terminates employment due to Layoff on or after the first
     Vesting Date of a Grant Cycle, the Participant will be eligible to receive Award Payments at the applicable Payment Dates of the Grant Cycle for any outstanding Leadership Shares attributable to that Grant Cycle.


INVOLUNTARY TERMINATION OF EMPLOYMENT FOR UNSATISFACTORY PERFORMANCE OR
MISCONDUCT

 .    If a Participant's employment is terminated for unsatisfactory performance or misconduct, the Participant will forfeit all Leadership Shares, vested or otherwise, and any other rights under the Plan, and will not, on or after the effective termination date, be entitled to any Award Payment under the Plan.


BENEFICIARY DESIGNATION

 .    Each Participant will name a person or persons as the beneficiary who is to receive any Award Payments under the Plan in the event of the Participant's death. The most recently designated beneficiary will apply to all Award Payments, unless otherwise specified by the Participant. No consent of any beneficiary or other person other than the Participant is necessary in connection with the designation of a beneficiary. In the event that no beneficiary has been properly designated, or if no properly designated beneficiary survives the Participant, the Participant's estate will be the Participant's beneficiary.


TAX WITHHOLDING

 .    The Company, or appropriate Subsidiary, will deduct from all Award Payments under the Plan any and all applicable taxes (e.g., federal, state, local or other taxes of any kind) required by law to be withheld with respect to such Award Payments.


NO TAX, FINANCIAL, LEGAL OR OTHER ADVICE

 .    The Company or any Subsidiary has not provided and will not provide any tax, financial, legal, or other advice related to participation in the Plan, including, but not limited to, tax or financial consequences of participating in the Plan. No provision of the Plan, or any document or presentation about the Plan given to Participants, will be interpreted as reflecting such advice.

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OTHER BENEFITS

 .    No creation of interests, or payment of cash, under this Plan will be taken into account in determining any benefits under any compensation, pension, retirement, savings, profit sharing, group insurance, welfare or other employee benefit plan of the Company or any Subsidiary, except as provided under the (US) Deferred Compensation Plan for Executives in the event a Participant elects to defer receipt of Award Payment under this Plan.


UNFUNDED STATUS

 .    The Plan is unfunded. A Participant's right to receive Award Payments under the Plan is an unsecured claim against the general assets of the Company. Although the Company may establish a bookkeeping reserve to meet its obligations, any rights acquired by any Participant are no greater than the right of any unsecured general creditor of the Company. References to LVA Award Pools do not refer to or represent actual, segregated assets of the Company.

 .    The Company is not required to segregate any assets that may at any time be represented by cash, and neither the Company, Board of Directors, Committee or the Administrator is deemed to be a trustee of any cash or Leadership Shares to be paid or granted under this Plan. Any liability of the Company to any Participant under this Plan is based solely upon any contractual obligations that may be created by this Plan. No provision of the Plan, under any circumstances, gives a Participant or other person any interest in any particular property or assets of the Company or its Subsidiaries. No such obligation of the Company is deemed to be secured by any pledge of, or other encumbrance or security interest in, any property of the Company, or any Subsidiary. Neither the Company, the Board of Directors, the Committee, nor the Administrator is required to give any security or bond for the performance of any obligation that may be created under this Plan.


NOT STOCK; NO STOCKHOLDER RIGHTS

 .    The term "Shares" is used in the Plan and the name "Leadership Shares" to connote "sharing" and not to suggest or imply "stock" or equity interest. Leadership Shares are not stock, stock options, stock appreciation rights, or similar rights or instruments. The awards granted under the Plan are not equity or other interests in the Company or its Subsidiaries and Participants will have no equity interest in the Company or its Subsidiaries by virtue of their participation in the Plan. Participants have no stockholder rights, such as voting or dividend rights, or similar rights, or rights to financial or other information concerning the Company or its Subsidiaries by reason of participation in the Plan, the grant of Leadership Shares or otherwise.

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NO LIMIT ON CAPITAL STRUCTURE CHANGES

 .    The establishment and operation of this Plan, including the grant of
     Leadership Shares under this Plan, will not limit the ability of the Company or of any Subsidiary to reclassify, recapitalize, or otherwise change its capital or debt structure; to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize; to pay dividends or make other distributions to stockholders; to repurchase stock or to issue stock; or to take any action in respect of its manufacturing, marketing, distribution, merchandising, operations, management, or any other aspect of its business, regardless of the impact on Leadership Value Added, determination of Threshold Cumulative LVA, or otherwise.

 .    Participants under the Plan are not entitled to anything (other than as may be reflected through LVA performance and calculated Leadership Share Value) if the Company completes any transaction or takes any action contemplated by the preceding paragraph.

 .    Notwithstanding the above, the Committee may, in its discretion, adjust the manner in which Leadership Share Value is calculated at any time or from time to time to take account of changes in the Company's business that the Committee believes affect the relationship between the Company's performance and such value.


NON ASSIGNABILITY

 .    No Leadership Shares or other rights granted under or provided by this Plan are assignable or transferable by a Participant during the Participant's lifetime, or otherwise subject to levy, attachment, or execution of a judgment of any kind, except as provided for by a Participant's will or by the laws of descent and distribution.


NO EMPLOYMENT RIGHTS

 .    No provision of the Plan gives any Participant or anyone else the right to remain employed with the Company or its Subsidiary. The Company, and each Subsidiary, reserves the right to terminate any Participant's employment at any time, with or without cause and with or without notice regardless of the Participant's receipt of Leadership Shares, or the impact of such termination on such Shares.


PLAN ADMINISTRATION

 .    The Plan is administered under the direction of the Committee with the assistance of such other person or persons (the Administrator) as the Committee designates from time to time. In administering the Plan, the Committee or the Administrator may, at its option, employ compensation consultants, accountants and counsel and other persons to assist or render advice and other services, all at the expense of the Company.

 .    The Committee has the power, in its sole discretion, to interpret the Plan and to adopt rules and procedures it deems appropriate for the administration and implementation of the Plan. Such rules and procedures include, without limitation:

     - Procedures for making required calculations and applying formulas including the definition and amount of cumulative LVA;

     -    Applicable LVA Percentage Rate; and

     - Total number of Leadership Shares authorized for grant in a specific Grant Cycle.

 .    Notwithstanding any other provision of this Plan, the Committee or the
     Administrator may, in its sole discretion, accelerate the vesting schedule and Award Payment for any Participant at the applicable Leadership Share Value, regardless of the tax, financial, or other consequence to the Participant of such acceleration or Award Payment.

 .    All determinations and interpretations under the Plan, whether made by the
     Committee, or the Administrator for all matters including, without limitation, determination of the Performance/Award Schedules, Leadership Share Value and Award Payments due under the Plan, are conclusive and binding on all affected individuals.


AMENDMENT, MODIFICATION, OR TERMINATION OF PLAN

 .    The Committee can modify, amend, or terminate any and all provisions of the
     Plan, and establish rules and procedures for its administration, at its discretion and without notice.

 .    Notwithstanding the provision above, the Administrator can amend and modify the Plan to comply with or conform to local law, regulation or custom. Such amendments and modifications can have limited application to a specific Subsidiary, division, or jurisdiction and need not apply to all Participants. Each such amendment or modification will be in writing and attached to this Plan.


SEVERABILITY

 .    If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision were not part of the Plan.

NO WAIVER

 .    Failure of the Company to enforce at any time any provision of this Plan shall in no way be construed to be a waiver of such provision or any other provision of the Plan.


GOVERNING LAW

 .    The Plan and all individual Incentive Target Updates hereunder will be governed by the laws of the State of California. In applying the laws of the State of California, its rules on choice of law will be disregarded.


All Provisions

 .    This official Plan document represents the exclusive and complete statement of the terms of the Plan, and supersedes any and all prior or contemporaneous understandings, representations, documents, and communications between the Company or any Subsidiary and any Participant, whether oral or written, relating to its subject matters. In the event of any conflict between the provisions of this official Plan document, as amended from time to time and any other document or presentation describing or otherwise relating to the Plan, this official document shall control.

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Adoption

To record the adoption of the Leadership Share Plan, the Company has caused its duly authorized officer to execute this document.

                              LEVI STRAUSS & CO.

                              By

                              Date:

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APPENDIX ONE: GLOSSARY OF TERMS
===============================================================================

Administrator means the person, persons or entity appointed by the Committee.
-------------

Applicable LVA Percentage Rate means the percentage rate applied to the
------------------------------
Company's cumulative LVA above Threshold Cumulative LVA used to determine the LVA Award Pool.

Award Payments means the cash payable to a Participant under the Plan as
--------------
described in the Plan.

Committee means the  Personnel Committee of the Board of Directors of the
---------
Company.

Company means Levi Strauss & Co.
-------

Cumulative Percent Vested means the degree to which a Participant's grant is
                         ---------------------------------------------------
vested or eligible to be used in calculating a Vested Award as defined in the
-----------------------------------------------------------------------------
Plan.
-----

Eligible Employee means an individual who is on the payroll of the Company, or
-----------------
Subsidiary, who is in U.S. salary grade 7 or above (or the non-U.S. equivalent, as determined by the Committee) worldwide.

Grant Cycle means, with respect to a Leadership Share, the time period during
-----------
which the Company's achievement of financial objectives is measured.

Involuntary Termination means termination of employment with the Company due to
-----------------------
violation of policy, misconduct, or unsatisfactory job performance.

Layoff means an involuntary termination of employment as a result of an
------
individual or group layoff that affects the Participant.

Leadership Shares give Plan Participants the opportunity to receive Award
-----------------
Payments under the Plan. Their initial value is zero, but the value may increase or decrease over time based on the Company's achievement of financial objectives during the Grant Cycle. Leadership Shares are not stock, stock options, stock appreciation rights, or similar rights or instruments.

Leadership Share Value equals the LVA Award Pool for a Grant Cycle divided by
----------------------
the total number of shares authorized for that same Grant Cycle. The Leadership Share Value is zero if the Company's cumulative LVA does not exceed the Threshold Cumulative LVA level.

Leadership Value Added or LVA means the financial performance measure used to
-----------------------------
determine Award Payments under the Plan.

Long-term Disability means the Participant is disabled within the meaning of,
--------------------
and eligible for benefits under, a long-term disability program or equivalent program maintained by the Company or a Subsidiary employing the Participant.

LVA Award Pool equals the actual Company cumulative LVA above Threshold
--------------
Cumulative LVA times the Applicable LVA Percentage Rate. The LVA Award Pool is used to determine the Leadership Share Value.

Organization Level means the U.S. salary grade, band, or equivalent used to
------------------
determine the Participant's Leadership Share Grant for the applicable Grant
Cycle.

Participant means an Eligible Employee of the Company or a Subsidiary, who has
-----------
been granted Leadership Shares under this Plan.

Payment Date means the date on which an Award Payment will be made, which will
------------
be as soon as administratively possible following the end of a fiscal year.

Performance Period means the duration of a Grant Cycle for which LVA is
------------------
measured.

Performance/Award Schedule means the administrative schedule developed and
--------------------------
approved at the beginning of each Grant Cycle that establishes the cumulative Threshold and target LVA, Applicable LVA Percentage Rate, number of authorized Leadership Shares, and Leadership Share Value based on the Company's possible performance for the applicable Grant Cycle.

Plan means the Leadership Shares Plan of Levi Strauss & Co. as set forth in this
----
document and as amended from time to time.

Retirement or Retire means termination of employment by a Participant who has
--------------------
met the age and service requirement as defined and determined under the pension plan applicable to the Participant who has retired thereunder.

Subsidiary means any corporation of which more than 50% of the outstanding
----------
shares having ordinary voting power are owned or controlled by the Company, and any other entity that the Board of Directors of the Company, in its sole discretion, deems to be a Subsidiary.

Threshold Cumulative LVA means the minimum amount of LVA the Company needs to
------------------------
achieve to generate Leadership Share Value and Award Payments for a Grant Cycle under the Plan.

Vesting Date is the last day of the third, fourth and fifth fiscal years of each
------------
Grant Cycle.

                                     A-2